Exhibit 21.1

SUBSIDIARIES OF URANIUM ENERGY CORP.

The following is a list of all the subsidiaries of the Company and the corresponding state or jurisdiction of incorporation or organization of each. All subsidiaries of the Company are directly or indirectly wholly-owned by the Company.

Name of Subsidiary	State or Jurisdiction of Incorporation or Organization

Cue Resources Ltd.	British Columbia, Canada

Piedra Rica Mining S.A.(1)	Paraguay

South Texas Mining Venture, L.L.P. (2)	Texas

Transandes Paraguay S.A.(3)	Paraguay

UEC Concentric Merge Corp.	Nevada

UEC Paraguay Corp.	Nevada

UEC Resources Ltd.	British Columbia, Canada

UEC Resources (SK) Ltd.	Saskatchewan, Canada

UEC Wyoming Corp.	Wyoming

UEC Uranium Corp.(4)	Delaware

UEX Corporation	Canada

URN South Texas Project, Ltd.(5)	Texas

URN Texas GP, LLC	Texas

JDL Resources Inc.	Cayman Islands

Trier S.A.(6)	Paraguay

CIC Resources (Paraguay) Inc.	Cayman Islands

Paraguay Resources Inc. (7)	Cayman Islands

Metalicos Y No Metalicos Paraguay S.R.L. (8)	Paraguay

AUC Holdings (US), Inc.	Nevada

AUC, LLC (9)	Delaware

Roughrider Mineral Holdings Inc. (10)	Saskatchewan, Canada

Roughrider Mineral Assets Inc. (11)	Saskatchewan, Canada

JCU (Canada) Exploration Canada, Ltd. (12)	British Columbia, Canada

CoEx Metals Corp. (13)	British Columbia, Canada

UEC Sweetwater Corp.	Delaware

Notes:

(1)	Piedra Rica Mining S.A. is a wholly-owned subsidiary of UEC Paraguay Corp.
(2)	URN South Texas Project, Ltd. holds a 99% interest in the South Texas Mining Venture, L.L.P., with the remaining 1% interest held by URN Texas GP, LLC.
(3)	Transandes Paraguay S.A. is a wholly-owned subsidiary of Cue Resources Ltd.
(4)	This company is a wholly-owned subsidiary of UEC Wyoming Corp. which is 100% owned by the Company.
(5)	The Company directly holds a 99% interest in URN South Texas Project, Ltd., with the remaining 1% interest held by URN Texas GP, LLC.
(6)	Trier S.A. is a wholly-owned subsidiary of JDL Resources Inc.
(7)	This company is a wholly-owned subsidiary of CIC Resources (Paraguay) Inc.
(8)	This company is 90% owned by Paraguay Resources Inc. and 10% owned by CIC Resources (Paraguay) Inc.
(9)	This limited liability company is a wholly-owned subsidiary of AUC Holdings (US), Inc.
(10)	This company is a wholly-owned subsidiary of UEC Resources (SK) Ltd. which is 100% owned by the Company.
(11)	This company is a wholly-owned subsidiary of Roughrider Mineral Holdings Inc. which is 100% owned by UEC Resources (SK) Ltd.
(12)	This company is 50% owned by UEX Corporation.
(13)	This company is a wholly-owned subsidiary of UEX Corporation.